Exhibit 99.1

KINDER MORGAN, INC. AND SUBSIDIARIES

Unaudited Financial Information

	December 31,		Pro Forma 2006 (4)
($ in millions, except per share data)	2005 (1,2)	2006 (1,2,3)
Income Statement
Equity in Earnings of Kinder Morgan Energy Partners	$668.7	$681.3	$696.3
Segment Earnings: (5)
NGPL	436.9	499.0	499.0
Terasen Gas	45.2	312.9	-
Kinder Morgan Canada	12.5	119.9	17.2
Power	19.7	21.1	21.1
Total	1,183.0	1,634.2	1,233.6
General and Administrative Expenses	(72.3)	(149.1)	(55.1)
Interest Expense, Net	(166.3)	(429.2)	(607.2)
Interest Expense - Deferrable Interest Debentures	(21.9)	(21.9)	(21.9)
Interest Expense - Capital Securities	(0.7)	(8.7)	-
Minority Interests	(73.4)	(71.5)	(71.5)
Other, Net	17.7	20.4	13.7
Income From Continuing Operations Before Income Taxes and Certain Items	866.1	974.2	491.6
Income Taxes Excluding Certain Items	333.8	299.8	194.5
Income From Continuing Operations Before Certain Items	532.3	674.4	297.1
Certain Items, Net of Tax:	(2.4)	(625.7)	-
Income From Continuing Operations	529.9	48.7	297.1
Income from Discontinued Operations, Net of Tax	24.7	23.2	-
Net Income	$554.6	$71.9	$297.1

Diluted Earnings Per Share From Continuing Operations
Before Certain Items	$4.27	$5.00	$2.20
Diluted Earnings Per Share From Continuing Operations	$4.25	$0.36	$2.20
Diluted Earnings Per Share	$4.45	$0.53	$2.20

Balance Sheet Data
Cash and Cash Equivalents	$117	$93	$93
Investments	$2,853	$3,055	$16,266
Property, Plant and Equipment, Net	$9,546	$9,378	$4,228
Total Assets	$17,452	$17,645	$22,330
Notes Payable and Current Maturities of Long-term Debt	$958	$822	$-
Outstanding Notes, Debentures, and Term Loans	$6,287	$6,240	$9,139
Deferrable Interest Debentures Issued to Subsidiary Trusts	$284	$284	$284
Capital Securities	$107	$107	$-
Minority Interests in Equity of Subsidiaries	$1,247	$1,358	$1,358
Stockholders' Equity (6)	$4,051	$4,348	$7,913

Supplemental Financial Information
Depreciation, Depletion and Amortization	$113.4	$232.7	$107.8
EBITDA (7,8)	$1,131.6	$1,630.2	$1,192.0
Interest Expense	$188.9	$459.8	$629.1
Total Debt (8)	$7,636	$7,453	$9,423
Net Debt (8)	$7,519	$7,360	$9,330
Total Capital (9)	$12,817	$13,066	$18,601

Credit Statistics (8)
Total Debt / EBITDA	6.7x	4.6x	7.9x
Net Debt / EBITDA	6.6x	4.5x	7.8x
EBITDA / Interest Expense	6.0x	3.5x	1.9x
Net Debt / Total Capitalization	58.7%	56.3%	50.2%

_______________

(1)

Operating results include the results of Terasen Inc., which we acquired on November 30, 2005.  Further information regarding this acquisition is available in our 2005 Form 10-K.

(2)

Reflects the classification of U.S. Retail as discontinued operations.

(3)

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners (KMP) are included in our consolidated results and we no longer apply the equity method of accounting to our investment in KMP.  Further information regarding our adoption of EITF 04-5 is available  in our 2005 Form 10-K. The unaudited 2006 information presented above is a non-GAAP presentation of our operating results as if EITF 04-5 had not taken effect in 2006 and is comparable to our 2006 budget information as presented on our website and our 2005 as reported results. The differences between this presentation and our GAAP results relate to the consolidation of KMP and there is no impact to income from continuing operations. KMI's audited consolidated 2006 financial statements appear in its 2006 Form 10-K.

(4)

2006 Pro forma applies the GAAP equity method of accounting for our investment in KMP and assumes that the MBO along with asset sales relating to Terasen Gas, US Retail, Corridor, and Trans Mountain occurred on January 1, 2006. No disposition of Trans Mountain has been agreed to. Outstanding indebtedness and related interest expense associated with respective assets also excluded. Assumes no debt pay-down in 2006.

(5)

Operating income before corporate costs plus earnings from equity method investments plus gains and losses on incidental sales of assets.

(6)

Total stockholders' equity excluding accumulated other comprehensive loss.

(7)

EBITDA reconciliation:

Net income from continuing operations before certain items	$532.3	$674.4	$297.1
Plus:
Depreciation and amortization	113.4	232.7	107.8
Interest expense	166.3	429.2	607.2
Interest expense from deferrable interest debentures	21.9	21.9	21.9
Interest expense from capital securities	0.7	8.7	-
Income taxes*	297.0	263.3	158.0
EBITDA	$1,131.6	$1,630.2	$1,192.0

* Income taxes line within EBITDA reconciliation excludes $36.8 million and $36.5 million for 2005 and 2006, respectively, related to the consolidation of taxes on the minority interest portion of KMR shares.  For GAAP purposes, minority interest is reported net of tax on the Income Statement above.

(8)

Debt numbers include all debt related to Terasen acquisition, but EBITDA for the 12 months ended December 31, 2005 includes only one month of results from Terasen as it was closed on November 30, 2005.  2006 notes payable and current maturities of long-term debt adjusted to reflect additional $5 million of current maturities.

(9)

Net debt plus minority interests in equity of subsidiaries plus stockholders' equity.